                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               CUBIC CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                           LOGO OF CUBIC CORPORATION

                          PRINCIPAL EXECUTIVE OFFICE
                              9333 BALBOA AVENUE
                          SAN DIEGO, CALIFORNIA 92123

To Cubic Shareholders:

  Cubic Corporation's 1996 Annual Meeting will be held in the Crystal Room at the Handlery Hotel & Country Club, at 950 Hotel Circle North, San Diego, California 92108, on February 13, 1996, at 10:30 a.m. Pacific Standard Time. The formal notice and proxy statement follow.

  The Directors and Officers of the Corporation invite your attendance at the meeting. Whether or not you plan to attend the meeting, however, we would appreciate your completing and returning the accompanying proxy which, of course, may be revoked at any time before it is used.

  The Corporation's 1995 Annual Report is enclosed herewith.

                                       Sincerely yours,

                                       /s/ Walter J. Zable
                                       Walter J. Zable
                                       Chairman of the Board

January 12, 1996

                 TO ENSURE YOUR REPRESENTATION AT THE MEETING,
                      PLEASE DATE, SIGN AND MAIL PROMPTLY
                         THE ENCLOSED PROXY, FOR WHICH
                        A RETURN ENVELOPE IS PROVIDED.


                           LOGO OF CUBIC CORPORATION

                           NOTICE OF ANNUAL MEETING

  The Annual Meeting of Shareholders of Cubic Corporation will be held in the Crystal Room at the Handlery Hotel & Country Club, at 950 Hotel Circle North, San Diego, California 92108, on February 13, 1996, at 10:30 a.m. Pacific Standard Time, for the following purposes:

    1. To elect seven Directors for the ensuing year.

    2. To authorize an amendment to Article 4 of the Certificate of Incorporation to eliminate the authorized preferred stock of the Corporation and to reduce the authorized common stock of the Corporation from 20,000,000 shares to 15,000,000 shares; and

    3. To transact such other business as may properly come before the meeting.

  Shareholders of record at the close of business on January 5, 1996 will be entitled to vote at the meeting. The transfer books will not be closed.

                                   By Order of the Board of Directors

                                   /s/ William C. Stewart, Jr.
                                   William C. Stewart, Jr.
                                        Secretary

San Diego, California
January 12, 1996

                            LOGO CUBIC CORPORATION

                          PRINCIPAL EXECUTIVE OFFICE
                              9333 BALBOA AVENUE
                          SAN DIEGO, CALIFORNIA 92123

                                PROXY STATEMENT

  Proxies in the form enclosed with this statement are solicited by the Board of Directors of Cubic Corporation for use at the Annual Meeting of Shareholders of the Corporation to be held in San Diego, California, on February 13, 1996. Execution of a proxy will not in any way affect a shareholder's right to attend the meeting and vote in person, and any shareholder giving a proxy has the right to revoke it at any time before it is exercised by filing with the Secretary of the Corporation a written revocation or duly executed proxy bearing a later date. The Proxy will be suspended if the shareholder is present at the meeting and elects to vote in person.

                     OUTSTANDING SHARES AND VOTING RIGHTS

  The voting securities of the Corporation consist of its Common Stock, without Par Value, of which 5,987,466 shares are outstanding at December 15, 1995 (after deducting 1,938,148 shares held as Treasury Shares).

  Only shareholders of record on the books of the Corporation at the close of business on January 5, 1996 will be entitled to vote at the meeting. Each such holder of common shares is entitled to one vote for each said share. Votes will be counted by the Inspector of Elections. Abstentions, broker-nonvotes and proxies without authority to vote will not be counted in votes cast.

  The approximate date on which the proxy statement and form of proxy are first being sent or given to security holders is January 12, 1996.

                             ELECTION OF DIRECTORS

  Seven Directors comprise the authorized membership of the Board of Directors of the Corporation. Seven Directors are to be elected by a plurality vote at the Annual Meeting, each to hold office for the term of one year and until his successor is elected. Proxy holders will, unless authorization to do so is withheld, vote the proxies received by them for the reelection of the following Directors, now in office, in accordance with this proxy authorization, reserving the right, however, to distribute their votes of uncommitted proxies among the management nominees in their discretion.

                          IDENTIFICATION OF DIRECTORS

  Walter J. Zable, 80, Director since 1951. Chairman of the Board, President and Chief Executive Officer, and Chairman of the Executive Committee.

  Walter C. Zable, 49, Director since 1976. Vice Chairman of the Board, Member of the Executive Committee, and Vice President. Formerly President of Cubic Automatic Revenue Collection Group, a wholly-owned subsidiary. Prior thereto performed various management functions at the Corporation's former subsidiary, United States Elevator Corp.

  Jackson D. Arnold, 83, Director since 1974. Retired Admiral United States Navy, Member of the Audit and Compliance, the Executive, and the Executive Compensation Committees.

  Robert T. Monagan, 75, Director since 1986. Chairman of the Executive Compensation Committee and Member of the Nominating Committee. Former President of the California Manufacturers Association. Chairman of the California State World Trade Commission. Former Speaker of the California State Assembly. Director of Delta Dental and Sutter Health Systems.

  Raymond E. Peet, 75, Director since 1987. Retired Vice Admiral United States Navy, Chairman of the Audit and Compliance Committee, Member of the Executive and the Nominating Committees. Member of Board of Consultants to the Comptroller General of the United States, Past Chairman of the Board of Overseers of the University of California at San Diego, and Chairman of the Board of Directors of the Price Real Estate Investment Trust.

  Richard G. Duncan, 86, Director since 1991. Member of the Nominating and the Audit and Compliance Committees. Retired Executive Vice President of Dun & Bradstreet, Inc., President of its Business Information Division, and member of its Board of Directors. Retired Director of Provident Savings Bank, Riverside, California.

  William W. Boyle, 61, Director since 1995. Vice President of Finance and Chief Financial Officer. Member of the West Coast Advisory Board of Protection Mutual Insurance Company.

                    BOARD OF DIRECTORS AND BOARD COMMITTEES

  During the fiscal 1995, five meetings of the Board of Directors were held. Each of the incumbent Directors attended 75% or more of the aggregate of (1) the total number of Board meetings and (2) the total number of meetings held by all Board Committees on which he served. Outside Directors, other than Jackson D. Arnold and Raymond E. Peet, are paid fees of $1,500 for attendance at each meeting of the Board and $1,000 for attendance at each meeting of any Committee of which a Director is a Member. Jackson D. Arnold and Raymond E. Peet each receive a flat annual fee of $12,000 because of their more extensive services as Members of the Executive Committee. Salaried employees of the Corporation who are Directors are not separately compensated for their services as Directors, but all Directors are reimbursed for travel expenses, if incurred, for attendance at meetings.

AUDIT AND COMPLIANCE COMMITTEE

  Members of this Committee are Raymond E. Peet, Chairman, Jackson D. Arnold, and Richard G. Duncan. It held two meetings during the fiscal year. The Committee advises and assists the Corporation's Chief Financial Officer in making periodic overall reviews of the Corporation's internal controls and financial statements, reviews legal matters and Hotline activities, meets periodically with the Corporation's independent auditors to discuss their audit activities and recommends to the Board of Directors independent auditors for appointment for the Corporation's annual audit, and advises and provides oversight of the Corporation's Internal Audit activities and other programs.

EXECUTIVE COMPENSATION COMMITTEE

  Members of this Committee are Robert T. Monagan, Chairman, and Jackson D. Arnold. It held one meeting during fiscal 1995. The Committee approves salary and/or other compensation adjustments for the benefit of the Corporation's Officers.

NOMINATING COMMITTEE

  Members of the Committee are, Robert T. Monagan, Raymond E. Peet and Richard
G. Duncan. Two meetings were held during fiscal 1995. The Committee will not consider shareholder nominations.

OWNERSHIP OF COMMON STOCK

  The following table sets forth information with respect to persons known to the Corporation to be the beneficial owner of more than 5% of the Corporation's outstanding Common Stock (after deduction of Treasury Shares):

                                                            AMOUNT                  PERCENT
         TITLE                                           BENEFICIALLY                 OF
        OF CLASS          NAME AND ADDRESS                  OWNED                    OWNED
        --------          ----------------               ------------               -------
        Common            Walter J. Zable                 2,452,891                 40.97%
                          P. O. Box 1525
                          Rancho Santa Fe
                          California 92067

  The following table sets forth information with respect to beneficial ownership of the Corporation's Common Stock by Directors and all Officers and Directors as a group as of December 6, 1995. In each case where such number of shares exceeds 1% of the securities of such class outstanding on the record date (after deduction of Treasury Shares), the percentage of such class is indicated in parentheses. Except as indicated, each individual named has sole investment and voting power with respect to the securities shown.

                                                                      AMOUNT
                                                                   BENEFICIALLY
                                                                       OWNED
                                                                    DIRECTLY OR
      NAME                                                         INDIRECTLY**
      ----                                                         -------------
      Walter J. Zable (40.97%)*................................... 2,452,891***
      Raymond E. Peet.............................................     2,000
      Jackson D. Arnold...........................................     7,700
      Richard G. Duncan...........................................       800
      Walter C. Zable.............................................    54,142****
      Robert T. Monagan...........................................       500
      All Officers and Directors
       as a Group (18) (42.24%)................................... 2,529,098

--------
   * By virtue of his beneficial share ownership, Mr. Zable may be deemed to be a "Control" person of the Corporation as that term is described under the Securities Exchange Act of 1934.

  ** All shares of common stock indicated as being beneficially owned are owned directly except for Walter J. Zable and Walter C. Zable.

 *** Walter J. Zable's shares are beneficially owned through Trusts and a public benefit charitable corporation, the terms of which establish sole voting power in Mr. Zable.

**** A portion of the shares of Walter C. Zable are owned indirectly through a Trust, the terms of which establish sole voting power in Mr. Zable.

  Walter C. Zable is the son of Walter J. Zable.

  Although it is not contemplated that any nominee will be unable to serve as a Director, in such event the proxies will be voted by the proxy holders for such other persons as may be designated by the Board of Directors.

                   AMENDMENT OF CERTIFICATE OF INCORPORATION

  The Corporation annually pays a franchise tax to the State of Delaware based on the total number of shares authorized to be issued by its Articles of Incorporation. Currently, although there are 7,925,614 shares of common stock issued and outstanding (including 1,938,148 shares of common stock held by the Corporation as Treasury Shares), and there are no preferred shares issued or outstanding, Article 4 of the Articles of Incorporation of Cubic Corporation authorize the issuance of a total of 21,000,000 shares of which 20,000,000 are common stock without par value and 1,000,000 are preferred shares without par value. Thus, the Corporation is taxed annually on the basis of the combined 21,000,000 authorized common and preferred shares rather than on the 7,925,614 shares of common stock actually issued and outstanding.

  By eliminating the authorization for preferred shares and reducing the number of common shares authorized to 15,000,000 thereby reducing the combined total number of shares authorized from 21,000,000 to 15,000,000, the Corporation would realize a savings of the Delaware franchise tax of $30,000 annually. This would be accomplished by amending the Articles of Incorporation to eliminate the authorization for preferred shares and to reduce the authorized number of shares of common stock to 15,000,000. The reduction in the authorized shares will have no effect on the issued and outstanding common stock.

  The Board of Directors at a meeting held April 27, 1995, adopted resolutions to amend, subject to stockholder approval, Article 4. of the Corporations' Certificate of Incorporation to eliminate the authorization for preferred shares and to reduce the total number of authorized common shares from 20,000,000 to 15,000,000. Other than eliminating the authorization for preferred shares and reducing the number of authorized shares of common stock, the amendment in no way changes the Corporation's Certificate of Incorporation.

  THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION. AN AFFIRMATIVE VOTE OF AT LEAST A MAJORITY OF THE OUTSTANDING SHARES IS NECESSARY FOR APPROVAL.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

  The following table sets forth all cash compensation paid for services rendered in all capacities to the Corporation and its subsidiaries during or with respect to the 1995 fiscal year to the Chief Executive Officer and the four most-highly compensated Executive Officers of the Corporation whose compensation exceeded $100,000:

                                                    ANNUAL COMPENSATION
                                               ------------------------------
                                                 BASE            OTHER ANNUAL  LONG TERM
    NAME                POSITION                SALARY   BONUS   COMPENSATION COMPENSATION
    ----                --------               -------- -------- ------------ ------------
                                                 (A)     (B)(E)      (C)          (D)
W. J. Zable    Chairman of the Board,     1995 $500,000 $75,000    $43,914      $95,000
                President and             1994 $500,000 $75,000    $44,080      $95,000
                Chief Executive Officer   1993 $506,710 $75,000    $44,120      $95,000
W. W. Boyle    Vice President of Finance  1995 $274,005 $30,000    $24,044
                and Chief Financial       1994 $249,908 $30,000    $26,405
                Officer                   1993 $230,000 $30,000    $26,395
R. L. deKozan  Vice President of Cubic    1995 $266,100 $35,000    $14,100
                Corp. and Chairman of the 1994 $242,839 $35,000    $21,892
                Board of CARCG*           1993 $223,500 $35,000    $21,932
W. C. Zable    Vice Chairman of the       1995 $241,577 $25,000    $25,004
                Board and Vice President  1994 $230,577 $25,000    $32,953
                of Cubic Corporation      1993 $219,946 $25,000    $32,993
J. A. Walker   President of Cubic         1995 $206,144 $215,463   $ 5,400
                Applications, Inc.        1994 $ 93,344 $139,654        $0

--------
(A) Amounts shown include cash compensation earned and received as well as earned and deferred at the election of the Officers.

(B) Amounts shown include bonus cash compensation earned for each fiscal year whether received or deferred at the election of the Officer.

(C) Amounts shown reflect the individual's interest in the Corporation's contribution for fiscal 1995 to the Corporation's Employees' Profit Sharing Plan, premiums for executive life insurance coverage in accordance with I.R.S. tables, and automobile allowances.

(D) The split-dollar insurance plan, described below, initiated for the benefit of the shareholders, requires the Officer to make contributions toward acquisition of the life insurance. In October 1992, to offset the cost, including taxes, of the insurance contribution by Mr. Zable, the Board of Directors adopted a supplemental executive compensation program under the terms of which a predetermined sum would be paid annually. The amounts set forth above are the annual payments under this program. Payments may be discontinued at any time by the Board of Directors.

(E) Mr. Walker joined Cubic Corporation through the acquisition of the Titan Applications and Titan Services International Divisions of the Titan Corporation in April 1994. His compensation package includes certain performance-based incentives which were in place at the time of acquisition and have been continued to date.

  The remuneration shown for the named individuals includes deferred compensation under the Corporation's Deferred Compensation Plan. Under the Plan, selected key employees of the Corporation, including Officers, may defer all or any part of their compensation until termination of employment with the Corporation. The deferred compensation is held in the general funds of the Corporation and credited to the account of the employee. Each account is credited with interest at the rate set by the Secretary of the United States Treasury.

  The Corporation provides all full-time employees with life insurance coverage up to $50,000, depending on their rate of compensation, and executives of the Corporation with $150,000 of life insurance. In addition, executives are provided, at their option, with additional life insurance in an amount of 1, 2, 3, or 4 times the executive's salary, at the executive's option, up to a total maximum of $500,000, all of the premiums for such additional insurance being paid solely by each electing executive. Currently, premiums not paid by the executive for all life insurance coverage are treated as compensation to those executives in accordance with Internal Revenue Service Tables, and are included in the cash compensation shown.

  The remuneration shown for the named individuals includes their interest in the Corporation's contribution for fiscal 1995 to the Corporation's Employees' Profit Sharing Plan. The Plan is for employees of the Corporation and its subsidiaries. The amount of the Corporation's annual contribution is determined by the Board of Directors in its sole discretion. The Plan also allows employees to make voluntary contributions of up to 10% of their compensation to the Plan. Employees, including executives, are permitted, pursuant to the provisions of the Plan, to defer pre-tax up to 10% of their compensation up to a maximum amount allowed by the Internal Revenue Code depending upon the amount of that compensation in addition to the after-tax contributions referred to above. These pre-tax deferrals made by the named individuals are also included in the compensation shown above. The Corporation's annual and the employee's voluntary contributions to the Plan are made to various funds held by an insurance company. Each employee is given investment discretion over the voluntary contributions allocated to his or her account.

  The compensation shown does not include contributions by the Corporation under its non-contributory Employees' Pension Plan because the amount of such contributions in respect to a specified person are not and cannot be readily calculated. Additional information regarding the Corporation's Employees' Pension Plan is set forth below:

  The Corporation maintains a defined benefit Pension Plan for most of its employees and the employees of its subsidiaries. The Corporation's contributions to its Plan are distributed to various funds held by an insurance company and are determined for the total of all participants covered by the Plan. Therefore, the amount of contribution in respect to a specified person is not and cannot be readily calculated. The Corporation's contribution to the Plan for 1995 amounts to approximately 2.5% of the participants' remuneration. Generally, all participants in the Plan earn the right to receive a monthly pension at the normal retirement date at age 65 in an amount equal to 1/12th of 3/4ths of 1% of their earnings including bonuses since 1974. Most Officers and Directors of the Corporation who are salaried have been participants and have been credited with years of service for each year since the Plan has been in existence. Most regular employees, including Officers, participate in the non-contributory Pension Plan of the Corporation, subject to the terms and conditions of the Plan. The benefits to be paid under the Pension Plan are not subject to adjustments for Social Security benefits or other offsets.

              ESTIMATED ANNUAL BENEFITS UNDER THE CUBIC CORPORATION PENSION PLAN
        ---------------------------------------------------------------------------------
                                       AT RETIREMENT AGE OF 65
          AVERAGE                          YEARS OF SERVICE
           ANNUAL           -------------------------------------------------------------
        COMPENSATION          10                20                30                40
        ------------        -------           -------           -------           -------
          $ 50,000          $ 3,750           $ 7,500           $11,250           $15,000
           100,000            7,500            15,000            22,500            30,000
           150,000           11,250            22,500            33,750            45,000
           200,000           15,000            30,000            45,000            60,000

  The years of credited service in the Corporation's Pension Plan for the listed individuals are: 46 years for W. J. Zable, 35 years for R. L. DeKozan, 33 years for W. C. Zable, 13 years for W. W. Boyle, and 3 years for W. E. Fairbanks.

  The Corporation also provided to certain Executive Officers certain normal management fringe benefits, including financial counseling and club memberships, which are not included in the above Table. An undetermined part of these benefits might have been used for personal purposes in an amount which cannot be reasonably determined. It has been concluded that the aggregate amounts of any such benefits are not material and do not, in any event, exceed the lesser of $50,000 or 10% of the compensation reported as to each person specified and, in any case, the aggregate amount of such other compensation is the lesser of $25,000 times the number of persons in the group or 10% of the compensation reported above for the group.

  In October 1992, a trust, established by the principal shareholders of the Corporation, Mr. and Mrs. Walter J. Zable, entered into an agreement with the Corporation whereby the Corporation agreed to make advances of premiums payable on a split-dollar life insurance policy purchased by the trust on the life of Mrs. Zable. The agreement is so designed that if the assumptions made as to mortality experience, policy dividends and other factors are realized, at the demise of Mrs. Zable the Corporation will recover all of its insurance premium payments as well as other costs associated with the policy. The advances are secured by a collateral assignment of the policy to the Company. The agreement is intended to prevent the possibility of a large block of the Corporation's common shares being put on the market, to the detriment of the share price, in order for the beneficiaries to pay estate taxes. The Corporation may cause the agreement to be terminated and the policy to be surrendered at any time. The difference between policy premiums and other payments and the increase in the cash surrender value of the policy has been expensed in the year incurred. The amounts expensed related to the policy were a net $390,000, $503,000, and $467,000 in 1995, 1994, and 1993 respectively.
However, should the policy be held to maturity, all payments advanced to carry the policy will be returned. Further, should the policy be held for ten years, the Corporation estimates that the cash surrender value will exceed all payments made, and amounts previously expensed in the early years of the policy will have been reversed.

PERFORMANCE GRAPH

                 COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
                  OF COMPANY, INDUSTRY INDEX AND BROAD MARKET

                        PERFORMANCE GRAPH APPEARS HERE


Measurement Period                             INDUSTRY     BROAD
(Fiscal Year Covered)        CUBIC CP          INDEX        MARKET
---------------------        ---------------   ---------    -------
Measurement Pt-1990          $100.00           $100.00      $100.00
FYE 1991                     $116.22           $125.81      $130.82
FYE 1992                     $ 92.56           $136.55      $139.68
FYE 1993                     $135.65           $184.37      $164.92
FYE 1994                     $128.30           $194.03      $173.03
FYE 1995                     $166.47           $246.24      $209.04


  The above graph compares the performance of Cubic Corporation with that of the Media General Composite Index and a peer group comprised of companies in the Federal Trade Commission SIC Code 3812, Search, Detection, Navigation and Guidance Devices, which is a published industry group. The chart assumes that $100 was invested on October 1, 1990, in each of Cubic Corporation, the Media General Composite Index and the peer group index, and compares the return on investment as of September 30th of each of the following five years. The return on investment represents the change in the fiscal year-end stock price plus reinvested dividends.

EXECUTIVE COMPENSATION COMMITTEE REPORT

  The Executive Compensation Committee of the Board of Directors has the responsibility for executive compensation programs and the evaluation of the Corporation's Executive Officers. It is the Committee's responsibility to determine the compensation of the Corporation's Chief Executive Officer and the other Executive Officers taking into consideration individual and corporate performance, performance of competitors and other similar businesses and relevant compensation data.

  The Corporation's compensation policy is to evaluate the relative contributions of its Executive Officers and to compensate them fairly in relation to their individual contributions to the overall performance of the Corporation.

  Taking into consideration the pay practices of companies in similar businesses in a reasonable geographic area, the base salaries of Executive Officers are set to attract qualified people necessary for the continued successful operation and growth of the Corporation and its subsidiaries. With the assistance of the Human Resources Department, the base salary structure is reviewed in relation to the practices of companies in similar businesses and of similar size.

  Generally, an annual bonus is given at the end of the fiscal year based on individual, corporate, and business segment performance for the fiscal year and the executive officer's responsibilities and performance, both past and anticipated. The Corporation seeks to encourage individuals to remain with the Corporation and to continue to focus on technical and financial performance of the Corporation.

  Management annually reviews the salaries of the executive officers in light of the foregoing considerations and makes recommendations to the Committee as to salaries, increases or decreases, and bonus amounts. The determination of the Committee takes into consideration the Corporate performance, the recommendations of management, and the salaries and incentive compensation of similar businesses.

  The Committee has taken note of the Corporation's continuing financial success in spite of declining defense and government budgets and increasing competition in those markets in which the Corporation participates. Particular note has been made of the increase in the business base of the Corporation in the automatic fare collection area throughout the world.

  During the fiscal year, no executive officer of the Corporation served either as a Director or as a member of the compensation committee of any other entity whose executive officers served either as a Director or as a member of the Executive Compensation Committee of the Corporation. No member of the Committee is a former or current Officer or employee of the Corporation or any of its subsidiaries.

              Robert T. Monagan, Chairman       Jackson D. Arnold

                             INDEPENDENT AUDITORS

  Ernst & Young LLP has audited the Corporation's books and records since 1959 and are continuing as its auditors in addition to providing tax services. No change is contemplated. There is no other relationship.

  Representatives of Ernst & Young LLP are expected to be present at the shareholders' meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

               DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

  Proposals of shareholders intended to be presented at the next Annual Meeting must be received by the Secretary, Cubic Corporation, 9333 Balboa Avenue, San Diego, California 92123, no later than September 16, 1996.

                                 OTHER MATTERS

  All shareholders of record at the close of business January 5, 1996, the record date for the determination of shareholders entitled to vote at the Annual Meeting, are concurrently being sent a copy of the Corporation's Annual Report, including financial statements for the fiscal year ended September 30, 1995.

  The expense of preparing, printing and mailing the Notice of Meeting and Proxy material and all other expenses of soliciting proxies will be borne by the Corporation. In addition to the solicitation of proxies by use of the mails, the Directors, Officers and regular employees of the Corporation, who will receive no compensation in addition to their regular salary, if any, may solicit proxies by mail, telegraph, telephone, or personal interview. The Corporation may also reimburse brokerage firms, banks, trustees, nominees and other persons for their expenses in forwarding proxy material to the beneficial owners of shares held by them of record.

  Management knows of no business which will be presented for consideration at the Annual Meeting other than that stated in the Notice of meeting. However, if any such matter shall properly come before the meeting, the persons named in the enclosed proxy form will vote the same in accordance with their best judgment.

                                      By Order of the Board of Directors

                                      /s/ William C. Stewart, Jr.
                                      -----------------------------------------
                                      William C. Stewart, Jr.
                                          Secretary



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

APPENDIX A - Proxy Card

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                               CUBIC CORPORATION

PROXY SOLICITED ON BEHALF                        ANNUAL MEETING OF SHAREHOLDERS
OF THE BOARD OF DIRECTORS

     The undersigned, a shareholder of Cubic Corporation, a Delaware corporation, hereby appoints Walter J. Zable, William W. Boyle and William C. Stewart, Jr., or any of them, the attorneys and proxies of the undersigned, with power of substitution, to vote the common shares of Cubic Corporation standing in the name of the undersigned at the Annual Meeting of Shareholders of Cubic Corporation to be held in the Crystal Room, at the Handlery Hotel and Country Club, at 950 Hotel Circle North, San Diego, California 92108, on Tuesday, February 13, 1996, at 10:30 a.m. PST, and at any adjournment or adjournments thereof, as follows:

     THIS PROXY WILL BE VOTED IN ACCORDANCE WITH INSTRUCTIONS INDICATED. HOWEVER, IF NO INSTRUCTIONS ARE GIVEN, THE PROXIES WILL VOTE THE SHARES FOR ITEMS (1) AND (2) AND, IN THEIR DISCRETION, ON MATTERS DESCRIBED IN ITEM (3).

               PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
                     PROMPTLY USING THE ENCLOSED ENVELOPE.

               (Continued, and to be signed, on the other side)

--------------------------------------------------------------------------------

PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [_]

1.  Election of Directors -  For all   Withhold  (To withhold authority
                                       for all   to vote for any nominee,
    Nominees: Walter J.       [_]        [_]     write that nominee's name on
    Zable, Walter C.                             the line provided below)
    Zable, William W.
    Boyle, Jackson D.                            -------------------------------
    Arnold, Richard G.
    Duncan, Robert T.
    Monagan and
    Raymond E. Peet

                       FOR [_]  AGAINST [_]  ABSTAIN [_]

2.  Amendment of Certificate                     The undersigned hereby
    of Incorporation to                          acknowledges receipt of the
    reduce the number of                         Notice of Annual Meeting of
    shares authorized to be                      Shareholders and Proxy State-
    issued.                                      ment dated January 12, 1996.

3.  In their discretion, the                     Dated: __________________ 1996
    Proxies are authorized
    to vote upon such other                      Signature ____________________
    business as may properly
    come before the meeting.                     Signature if held jointly_____

                                                 ______________________________

                                                 Please sign exactly as name
                                                 (or names) appear on this
                                                 card. When shares are held by
                                                 joint tenants, all holders
                                                 should sign. When signing as
                                                 attorney, executor, adminis-
                                                 trator, trustee or guardian,
                                                 please give full title as
                                                 such.

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